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                         TERMINATION AGREEMENT
                         ---------------------


      This Termination Agreement (the "Termination Agreement") is made and entered into as of the 1st day of December 1997 by and among Unified Holdings, Inc., a Delaware corporation ("Unified"), VAI Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Unified ("Merger Sub" and, collectively with Unified, the "Buyers"), Vintage Advisers, Inc., a Delaware corporation ("Seller"), and Timothy L. Ashburn, a stockholder of Seller ("Stockholder").

                               WITNESSETH:

      WHEREAS, Unified, Merger Sub, Seller and Stockholder entered into that certain Agreement and Plan of Merger dated as of May 8, 1997 (the
"Agreement"); and

      WHEREAS, each of Unified, Merger Sub, Seller and Stockholder believes that based upon events subsequent to May 8, 1997, that is in the best interests of the parties to terminate the Agreement.

      NOW THEREFORE, in consideration of the premises and the agreements herein contained, the receipt and adequacy of which are hereby acknowledged, pursuant to the provisions of Sections 7.01 and 7.02 of the Agreement, the parties hereto agree that the Agreement is terminated as of the date hereof and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of
Section 5.01 and in Section 5.08 and Article 8 of the Agreement.

      This Amendment may be executed in several counterparts, each of which shall be deemed the original, but all of which together constitute one and the same instrument.



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      IN WITNESS WHEREOF, the parties hereto have executed this Termination
Agreement as of the day and year first above written.

                               UNIFIED HOLDINGS, INC.


                               By: /s/ Timothy L. Ashburn
                                  ----------------------------------
                                   Timothy L. Ashburn, Chairman and
                                   Chief Executive Officer



                               By: /s/ Lynn E. Wood
                                  ----------------------------------
                                   Lynn E. Wood, President and
                                   Chief Operating Officer


                               VAI ACQUISITION CORPORATION



                               By: /s/ Timothy L. Ashburn
                                  ----------------------------------
                                   Timothy L. Ashburn, President and
                                   Chief Executive Officer


                               VINTAGE ADVISERS, INC.



                               By: /s/ Lynn E. Wood
                                  ----------------------------------
                                   Lynn E. Wood, President and
                                   Chief Operating Officer


                               "STOCKHOLDER"


                               /s/ Timothy L. Ashburn
                               -------------------------------------
                               Timothy L. Ashburn




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